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                                                                       EXHIBIT 5



                                                        File Number:  S1298-0412
                                             Direct Dial Number:  (213) 891-5117
                                          E-Mail Address: DMAINZER@BUCHALTER.COM


                                  February 22, 1999



Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn:     Office of Applications and Reports Services

          Re:  Earl Scheib, Inc.
               Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Earl Scheib, Inc., a Delaware corporation (the "Company"), in connection with the registration of 400,000 shares of Common Stock, $1.00 par value (the "Shares") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to an amended registration statement on Form S-8 (the "Registration Statement"). The Shares are being registered on behalf of the Company and will be issued pursuant to the Company's 1994 Performance Employee Stock Option Plan (the "Plan").

     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

     In our capacity as counsel to the Company, we have reviewed such documents and made such inquiries as we have reasonably deemed necessary to enable us to render the opinion expressed below. In all such review, we have made certain customary assumptions such as the genuiness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers, or amendments to any documents reviewed by us and the conformity to authentic original documents of all

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BUCHALTER, NEMER, FIELDS & YOUNGER

Securities and Exchange Commission
Division of Corporate Finance
February 22, 1999
                                                                    Page 2

documents submitted to us as conformed or photostatic copies. For purposes of rendering this opinion, we have investigated such questions of law as we have deemed necessary.

     On the basis of the foregoing, and in reliance thereon and limitations expressed herein, we are of the opinion that when the Shares are issued in accordance with the terms of the Plan, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

     This opinion is limited to the present laws of the State of California and of the United States of America, and the corporate law of the State of Delaware.

     This opinion is solely for your information in connection with the offer and sale of the Shares of the Company, and is not, without prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents nor to be filed with any governmental agency or other persons, other than the Commission and various state securities administrators in connection with the qualification of the Shares, to which reference and filings we hereby consent. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                         Very truly yours,


                         /s/ Buchalter, Nemer, Fields & Younger